SUB-ITEM 77Q3

AIM GLOBAL HEALTH CARE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-05426
SERIES NO.: 3


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     20,985
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                      4,131
       Class C                                                      1,551
       Investor Class                                              22,404


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $26.52
     2 Net asset value per share of a second class of open-end company shares
       (000's Omitted)
       Class B                                                     $22.92
       Class C                                                     $22.94
       Investor Class                                              $26.52